WESTERN ASSET MUNICIPAL PARTNERS FUND INC.

ARTICLES OF AMENDMENT


      Western Asset Municipal Partners Fund Inc., a Maryland corporation (the ?Corporation?), hereby certifies to the State Department of Assessments and Taxation of Maryland
(the ?SDAT?) that:

      FIRST: The charter of the Fund is hereby amended by deleting the existing definition of ?Discounted Value?
under Paragraph 1(ae) of the Articles Supplementary filed with, and accepted for record by, the SDAT on March 31, 1993 describing the Corporation?s Auction Rate Preferred
Stock, Series M (the ?Articles Supplementary?), in its entirety and substituting in lieu thereof a new Paragraph
1(ae) to read as follows:

?Discounted Value,? as of any Valuation
Date, shall mean, (i) with respect to an S&P
Eligible Asset, the value assigned to an S&P
Eligible Asset by the then current market value criteria provided by S&P and (ii) (a) with respect to a Moody?s Eligible Asset that is not currently callable as of such Valuation Date at the option of the issuer thereof, the quotient of the Market Value thereof divided by the applicable Moody?s
Discount Factor, or (b) with respect to a Moody?s Eligible Asset that is currently callable as of such Valuation Date at the option of the issuer thereof, the quotient of (1) the lesser of the Market Value or call price thereof, including any call premium, divided by (2) the applicable
Moody?s Discount Factor.?

      SECOND: The charter of the Fund is hereby amended by deleting the existing definition of ?S&P Discount Factor?
under Paragraph 1(cf) of the Articles Supplementary in its entirety and substituting in lieu thereof a new Paragraph
1(cf) to read as follows:

?Reserved.?

      THIRD: The charter of the Fund is hereby amended by deleting the existing definition of ?S&P Eligible Asset?
under Paragraph 1(cg) of the Articles Supplementary in its entirety and substituting in lieu thereof a new Paragraph
1(cg) to read as follows:

??S&P Eligible Asset? shall mean cash
(excluding any cash irrevocably deposited by the Corporation for the payment of any liabilities within the meaning of Preferred
Shares Basic Maintenance Amount),
Receivables for Tax Exempt Securities Sold or a Tax Exempt Security owned by the Corporation that are permissible by the then current market value criteria provided by S&P. Solely for purposes of this definition, the term ?Tax Exempt Security?
shall mean any obligation the interest on which is exempt from regular federal income taxation and which is issued by any of the fifty united States, the District of Columbia or any of the territories of the United States, their subdivisions, counties, cities, towns, villages, school districts and agencies (including authorities and special districts created by the states), and federally sponsored agencies such as local housing authorities.?

      FOURTH: The charter of the Fund is hereby amended by deleting the existing Paragraph 5(h) of the Articles
Supplementary in its entirety and substituting in lieu thereof a new Paragraph 5(h) to read as follows:

?(h)	The definitions of the terms listed below
have been determined by the Board of Directors in order to obtain an ?aaa? rating from Moody?s or an AAA rating from S&P, or both, on the Preferred
Shares on their Date of Original Issue. The Board of Directors, without the vote or consent of the shareholders of the Corporation, may from time to time adjust, modify, alter or change from time to time any of all of the definitions of the terms listed below, or any provision of these Articles
Supplementary viewed by Moody?s or S&P as a predicate for any such definition, and any such adjustment, modification, alteration or change shall not be deemed to affect the preferences, rights or powers of the Preferred Shares or the Holders thereof, provided the Board of Directors receives written confirmation from Moody?s (such confirmation being required to be obtained only in the event Moody?s is rating the Preferred
Shares and in no event being required to be obtained in the case of the definitions of (x)
Deposit Securities, Discounted Value and
Receivables for Tax Exempt Securities Sold as such terms apply to S&P Eligible Assets, (y)
Dividend Coverage Amount, Dividend Coverage
Assets, Initial Margin, Minimum Liquidity Level,
S&P Eligible Asset, S&P Exposure Period, S&P
Hedging Transactions, S&P Volatility Factor and
Variation Margin and (z) Valuation Date as such term applies to the definitions of Dividend
Coverage Amount, Dividend Coverage Assets and
Minimum Liquidity Level) and S&P (such
confirmation being required to be obtained only in the event S&P is rating the Preferred Shares and in no event being required to be obtained in the case of the definitions of (x) Discounted
Value and Receivables for Tax Exempt Securities
Sold as such terms apply to Moody?s Eligible
Assets, and (y) Moody?s Discount Factor, Moody?s
Eligible Asset, Moody?s Exposure Period, Moody?s
Hedging Transactions and Moody?s Volatility
Factor) that any such adjustment, modification, alteration or change would not impair the ratings then assigned by Moody?s or S&P, as the case may be, to the Preferred Shares:
Accountant?s
Confirmation
1940 Act Cure Date
Closing Transactions
1940 Act Preferred
Shares Asset
Coverage
Cure Date
Preferred Shares
Basic Maintenance
Amount
Discounted Value
Preferred Shares
Basic Maintenance
Cure Date
Dividend Coverage
Amount
Preferred Shares
Basic Maintenance
Report
Dividend Coverage
Assets
Receivables for Tax
Exempt Securities
Sold
Independent
Accountant
Quarterly Valuation
Date
Initial Margin
S&P Eligible Asset
Market Value
S&P Exposure Period
Maximum Potential
Additional Dividend
Liability
S&P Hedging
Transactions
Minimum Liquidity
Level
S&P Volatility
Factor
Moody?s Discount
Factor
Treasury Bonds
Moody?s Eligible
Asset
Valuation Date
Moody?s Exposure
Period
Variation Margin
Moody?s Hedging
Transactions
Volatility Factor
Moody?s Volatility
Factor

Municipal Index


      FIFTH: The charter of the Fund is hereby amended by deleting the existing Paragraph 7(b) of the Articles
Supplementary in its entirety and substituting in lieu thereof a new Paragraph 7(b) to read as follows:

?(b)	On or before 5:00 p.m., New York City time,
on the third Business Day after a Valuation Date on which the Corporation fails to satisfy the Preferred Shares Basic Maintenance Amount, and on the third Business Day after the Preferred Shares
Basic Maintenance Cure Date with respect to such Valuation Date, the Corporation shall complete and deliver, if requested by S&P, to S&P (if S&P is then rating the Preferred Shares), to Moody?s
(if Moody?s is then rating the Preferred Shares) and the Auction Agent (if either S&P or Moody?s is then rating the Preferred Shares) a Preferred
Shares Basic Maintenance Report as of the date of such failure or such Preferred Shares Basic
Maintenance Cure Date, as the case may be, which shall be deemed to have been delivered to the Auction Agent if the Auction Agent receives a copy or telecopy, telex or other electronic transcription thereof and on the same day the Corporation mails to the Auction Agent for delivery on the next Business Day the full
Preferred Shares Basic Maintenance Report. The
Corporation shall also deliver a Preferred Shares
Basic Maintenance Report (i) to the Auction Agent
(if either Moody?s or S&P is then rating the Preferred Shares) and, if requested by S&P, to S&P (if S&P is then rating the Preferred Shares) as of (A) the fifteenth day of each month (or, if such day is not a Business Day, the next succeeding Business Day) and (B) the last
Business Day of each month, (ii) to Moody?s (if
Moody?s is then rating the Preferred Shares) as of any Quarterly Valuation Date, in each case on or before the third Business Day after such day, and (iii) if requested by S&P, to S&P, if and when requested for any Valuation Date, on or before the third Business Day after such request.
A failure by the Corporation to deliver a Preferred Shares Basic Maintenance Report pursuant to the preceding sentence shall be deemed to be delivery of a Preferred Basic
Maintenance Report indicating the Discounted
Value for all assets of the Corporation is less than the Preferred Basic Shares Maintenance
Amount, as of the relevant Valuation Date.?

      SIXTH: The charter of the Fund is hereby amended by deleting the existing Paragraph 7(c) of the Articles
Supplementary in its entirety and substituting in lieu thereof a new Paragraph 7(c) to read as follows:

?(c)	Within ten Business Days after the date of
delivery of a Preferred Shares Basic Maintenance
Report in accordance with paragraph 7(b) relating to a Quarterly Valuation Date, the Corporation shall cause the Independent Accountant to confirm in writing, if requested by S&P, to S&P (if S&P is then rating the Preferred. Shares) and to Moody?s (if Moody?s is then rating the Preferred
Shares) and the Auction Agent (if either S&P or
Moody?s is then rating the Preferred Shares) (i) the mathematical accuracy of the calculations reflected in such Report (and in any other
Preferred Shares Basic Maintenance Report, randomly selected by the Independent Accountant, that was delivered by the Corporation during the quarter ending on such Quarterly Valuation Date) and (ii) that, in such Report (and in such randomly selected Report), the Corporation determined in accordance with these Articles
Supplementary whether the Corporation had, at such Quarterly Valuation Date (and at the
Valuation Date addressed in such randomly-selected Report), S&P Eligible Assets (if S&P is then rating the Preferred Shares) of an aggregate
Discounted Value at least equal to the Preferred
Shares Basic Maintenance Amount and Moody?s
Eligible Assets (if Moody?s is then rating the Preferred Shares) of an aggregate Discounted
Value at least equal to the Preferred Shares
Basic Maintenance Amount (such confirmation being herein called ?Accountant?s Confirmation?).?
      SEVENTH: The charter of the Fund is hereby amended by deleting the existing Paragraph 7(d) of the Articles
Supplementary in its entirety and substituting in lieu thereof a new Paragraph 7(d) to read as follows:

?(d)	Within ten Business Days after the date
of delivery of a Preferred Shares Basic
Maintenance Report in accordance with
paragraph 7(b) relating to any Valuation
Date on which the Corporation failed to
satisfy the Preferred Shares Basic
Maintenance Amount, and relating to the
Preferred Basic Maintenance Cure Date with respect to such failure to satisfy the Preferred Shares Basic Maintenance Amount, the Corporation shall cause the Independent
Accountant to provide, if requested by S&P, to S&P (if S&P is then rating the Preferred
Shares), Moody?s (if Moody?s is then rating the Preferred Shares) and the Auction Agent
(if either S&P or Moody?s is then rating the Preferred Shares) an Accountant?s
Confirmation as to such Preferred Shares
Basic Maintenance Report.?

      EIGHTH: The charter of the Fund is hereby amended by deleting the existing Paragraph 7(e) of the Articles
Supplementary in its entirety and substituting in lieu thereof a new Paragraph 7(e) to read as follows:

?(e)	If any Accountant?s Confirmation
delivered pursuant to paragraph 7(c) or (d) shows that an error was made in the Preferred Shares Basic Maintenance Report for a particular Valuation Date for which such Accountant?s Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all S&P Eligible Assets (if S&P is then rating the Preferred Shares) or Moody?s
Eligible Assets (if Moody?s is then rating the Preferred Shares), as the case may be, of the Corporation was determined by the Independent Accountant, the calculation or determination made by such Independent
Accountant shall be final and conclusive and shall be binding on the Corporation, and the Corporation shall accordingly amend and deliver the Preferred Shares Basic
Maintenance Report to the Auction Agent (if either S&P or Moody?s is then rating the Preferred Shares) or Moody?s (if Moody?s is then rating the Preferred Shares), or both, promptly following receipt by the
Corporation of such Accountant?s
Confirmation.?
      NINTH: The amendment to the charter of the Corporation as set forth above has been duly approved by the Board of Directors as permitted by the charter of the Corporation.
      TENTH: The foregoing amendment to the charter of the Corporation shall become effective at 9:00 a.m. on March
21, 2014.  The undersigned President acknowledges these
Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects under the penalties for perjury.




		IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on this ___ day of ___________, 2014.

ATTEST:					WESTERN ASSET MUNICIPAL
PARTNERS 							FUND INC.


_______________________			_______________________

Assistant Secretary				President







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